Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2000 Employee Stock Purchase Plan of Inseego Corp. of our report dated March 14, 2016, with respect to the consolidated financial statements of Novatel Wireless, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

November 7, 2017